Exhibit 10.5
SCHEDULE OF EMPLOYEES PARTY TO
EMPLOYMENT AGREEMENT (SENIOR VICE PRESIDENT — VERSION 2)
Each of the executive officers of Comerica Incorporated named below executed an Employment Agreement on the date set forth across from his or her name.

Executive Officer	Date of Agreement

Robert D. McDermott	August 1, 2006